Exhibit 32.2

Certification of Chief Financial Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, J. Reid Porter, the Chief Financial Officer of IMC Global Inc., certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2004 of IMC Global Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Global Inc.

May 7, 2004

        J. Reid Porter
 J. Reid Porter

Return to IMC Global Inc. Form 10-Q